Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2021, with respect to the financial statements of Surrozen, Inc. included in the Proxy Statement of Consonance-HFW Acquisition Corp. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-256146) and related Prospectus of Consonance-HFW Acquisition Corp. for the registration of 37,597,668 shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

July 13, 2021